PETMED EXPRESS, INC.

QUARTER ENDED DECEMBER 31, 2009

CONFERENCE CALL TRANSCRIPT

JANUARY 19, 2010 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Incorporated, doing business as 1-800-PetMeds conference call to review the financial results for the third fiscal quarter ending on December 31, 2009. At the request of the Company, this conference call is being recorded.  Founded in 1996, 1-800-PetMeds is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses direct to the consumer. 1-800-PetMeds markets its products through national television, online, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the Internet and aim to increase the recognition of the 1-800-PetMeds brand name. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time, I would like to turn the call over to the Company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. Good morning. I would like to welcome everybody here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen only until the question and answer session, which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties. These statements are based on our belief as well as assumptions we have used based upon information currently available to us.  Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements. We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now let me introduce today’s speaker, Mendo Akdag, President and Chief Executive Officer of 1-800-PetMeds. Mendo.

Mendo Akdag:

Thank you Bruce. Welcome everyone. Thank you for joining us. Today, we will review the highlights of our financial results. We will compare our third fiscal quarter and nine months ended on December 31, 2009 to last year’s quarter and nine months ended on December 31, 2008.  For the third fiscal quarter ended on December 31, 2009, our sales were $48.4 million compared to sales of $43.4 million for the same period the prior year, an increase of 11%.  For the nine months ended on December 31, 2009, our sales were $188.0 million compared to sales of $171.3 million for the nine months the prior year, an increase of 10%. The increase was due to increased reorders offset by decreased new orders.

For the third fiscal quarter, net income was $5.6 million or $0.25 cents diluted per share compared to $4.9 million or $0.21 cents diluted per share for the same quarter the prior year, an increase to earnings per share of 18%.  For the nine months, net income was $19.9 million or $0.88 cents diluted per share compared to $17.3 million or $0.73 cents diluted per share a year ago, an increase to earnings per share of 20%.

Mendo Akdag:

Reorder sales increased by 17% to $37.6 million for the quarter compared to reorder sales of $32.2 million for the same quarter the prior year.  For the nine months, the reorder sales increased by 15% to $137.4 million compared to $119.7 million for the same period a year ago.  New order sales decreased by 4% to $10.7 million for the quarter compared to $11.2 million for the same period the prior year. The decrease was due to a slightly higher customer acquisition cost for the quarter.  For the nine months, the new order sales decreased by 2% to $50.6 million compared to $51.6 million for the same period last year.

Exhibit 99.1 Page 1 of 8

We acquired approximately 151,000 new customers in our third fiscal quarter compared to 154,000 for the same period the prior year, and we acquired approximately 681,000 new customers in the nine months compared to 660,000 for the same period a year ago.  Our average order was approximately $78 for the quarter, which is the same as it was for the same quarter the prior year, and approximately 70% of our sales were generated on our website for the quarter, compared to 66% for the same quarter last year. As a result, our Internet sales increased by 18% for the quarter compared to the same quarter a year ago.  The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons with fall and winter being the off seasons.

  For the third fiscal quarter, our gross profit as a percent of sales was 38.9% compared to 39.9% for the same period a year ago.  For the nine months, our gross profit as a percent of sales was 38.2% compared to 38.5% for the nine months a year ago. The percentage decrease for the quarter can be attributed to increases in product costs.

Our general and administrative expenses as a percent of sales decreased to 10.2% for the quarter compared to 11.6% for the same quarter the prior year, and for the nine months, the G&A expenses as a percent of sales were 9.2% compared to 9.6% a year ago. The improvement for the quarter can mainly be attributed to the leverage of the payroll and the reduction in professional fees.

For the quarter, we spent $5.2 million in advertising compared to $4.9 million for the same quarter the prior year, an increase of 6%. For the nine months, we spent $22.8 million for advertising compared to $23.6 million a year ago, a decrease of about 3%.  Advertising cost of acquiring a customer for the quarter was approximately $34 compared to $32 for the same quarter the prior year, and for the nine months, it was $33 compared to $36 for the same period a year ago.

Our working capital increased by $20.5 million to $75.1 million since March 31, 2009. The increase can mainly be attributed to cash flow generated from operations and reduction of long-term auction rate securities investments.  We had $56.6 million in cash and temporary investments and $12.3 million in long-term auction rate securities investments, and $19.0 million in inventory, with no debt as of December 31, 2009.  Net cash from operations for the nine months was $28.9 million compared to net cash from operations of $15.8 million for the same period last year.  Capital expenditures for the nine months were approximately $569,000.  Overall, we’re pleased with the results. This ends the financial review. Wendy we’re ready to take questions.

Coordinator:

Thank you. At this time if you would like to ask a question, please press star followed by 1 on your touchtone phone. You will be prompted to record your name. To withdraw your request, you may press star followed by 2. Once again, that is star 1 to ask a question please.  Our first question is from Mark Miller. You may ask your question and please state your company name.

Mark Miller:

Hi, good morning, Mark Miller with William Blair. Could you discuss a little bit further the acceleration in the reorder growth and just anything you can tell us about those orders? I guess the ticket year-to-year being flat is a little bit of an improvement, but is it some customers that hadn't - that may have skipped an order with you that came back again, or are you seeing - do you just think a firming in the number of households owning pets? Or what are the changes that are causing that to accelerate?

Mendo Akdag:

We ran some promotions that were successful. That’s the main reason that as you pointed out our average order size stabilized. Actually, new orders - average order size was slightly up about a percent. I'm sorry, reorders I meant, and new orders were down about 3%.

Exhibit 99.1 Page 2 of 8

Mark Miller:

So can you tell us a little bit more about those promotions and what worked, what didn't, and is that something we can expect more of going forward?

Mendo Akdag:

Yes, we do more of what works. Obviously, we do less of what doesn't work, but I'm not going to get into specifics due to competitive reasons. There are a couple dozen companies that watch exactly what we do and what we say.

Mark Miller:

Okay, my other question is on share repurchase. I guess I was surprised with the end results that we have here that you hadn't bought back stock in the quarter. What caused you to hesitate there? Was it that the business started slower in the quarter and picked up as it went along? Or can you just tell us what would cause you to be more aggressive?

Mendo Akdag:

We had a 10b5-1 plan in place from the beginning of last year, which did not trigger a purchase.  We were slow - we needed to update it, the bottom line is and we were slow updating it.

Mark Miller:

Yeah, that would be good to see. Yeah, thanks.

Coordinator:

Thank you. Our next question is from Kristine Koerber. You may ask your question and please state your company name.

Kristine Koerber:

Hi, JMP Securities. As far as the 100 basis point decline in gross margin, you stated that it was related to higher product costs. Is it primarily - is most of that related to the product costs? And what should we expect going forward?

Mendo Akdag:

The product costs - the manufacturers increase prices about 3% to 5% every year, so product cost increases every year. The issue is whether we can pass it on to the consumer or not, and as I pointed out, we ran some promotions in the December quarter that were successful. I would anticipate pressures on the gross profit percent going forward, and the leverage on the operating expenses hopefully will offset each other.

Kristine Koerber:

Okay, did you accelerate some buying in advance of higher product costs?

Mendo Akdag:

Whenever there’s an opportunity we buy, yes. The answer is when there’s an opportunity to buy, we always do buy. Typically, we will receive it in this quarter - the inventory, in the March quarter.

Kristine Koerber:

Okay and then can you update us on the advertising and what’s going on in the scatter market. Are we seeing some ease in the advertising market?

Mendo Akdag:

We paid slightly more to clear on TV in the December quarter. Going forward, we are anticipating the market to be more orderly this year than last year. But since we buy remnant space, there is always going to be some uncertainty. That’s the nature of the beast.

Kristine Koerber:

Are you hearing that general advertisers are locking in beforehand? Or are they still out there aggressively buying?

Mendo Akdag:

That’s my understanding is that they - I haven't confirmed this, but that was my understanding that they were buying in advance.

Kristine Koerber:

Thank you.

Coordinator:

Thank you. Anthony Lebiedzinski you may ask your question and please state your company name.

Exhibit 99.1 Page 3 of 8

Anthony Lebiedzinski:

Good morning. Sidoti & Company. Yeah, just a follow up on the advertising market, I guess with the signs of improvements in the economy here, what are your expectations of - you know either for the quarter or for perhaps a little bit longer?  But you know in light of the improving macroeconomic backdrop, would you anticipate an increase in your customer acquisition costs? And if that’s the case, I mean would you expect also a pickup in your revenue trends? Last year, you talked about people ordering smaller quantities, so with that in mind, would you expect that as well?

Mendo Akdag:

It depends. If you look at our track record, you know we have done a pretty good job of managing this uncertainty. In fact, if you look at the last five years, our customer acquisition cost has been pretty much a flat line. So I know you guys always ask about advertising, but you know there’s always going to be some uncertainty. There’s always going to be some ups and downs.    But if you average it out and if you look at the last five years, the customer acquisition cost is pretty much a flat line. So we have done a pretty good job of managing it and I don't expect that to change in the future.

Anthony Lebiedzinski:

Okay, and then you mentioned the overall average order size was the same. However, within that, the new order size was down. What do you attribute that to? Is there anything you can do to try to increase that?

Mendo Akdag:

Up selling and cross selling - we can do a better job of that both on our website and on the phone, and we are working on that.

Anthony Lebiedzinski:

Okay, thanks.

Mendo Akdag:

You are welcome.

Coordinator:

Thank you. Mitch Bartlett you may ask your question and please state your company name.

Mitch Bartlett:

Craig Hallum, good morning. How is the competitive environment shaping up these days?

Mendo Akdag:

It’s competitive. It’s not as competitive during the off peak season than peak season. So we are anticipating in the spring that certain categories and certain brands will be highly competitive, but you know we sell other stuff, such as prescription, that is not as competitive.

Mitch Bartlett:

And what was the prescription breakout as far as the percentage of sales this year versus last? I don't think you can ever kind of exactly define it, but can you give us directionally how it moved?

Mendo Akdag:

Yeah directionally, I can tell you that the trend is continuing and prescriptions are up a lot more than over-the-counter. So that trend for the first six months continued in the December quarter, which is a positive for us.

Mitch Bartlett:

Is it sharper competition on the flea and tick side than the prescription side?

Mendo Akdag:

Yes, there is.

Mitch Bartlett:

Any growth or any change in the kind of channel dynamics on the flea and tick side as far as procuring products, or a change in manufacturer strategies, or anything like that.

Mendo Akdag:

Not at this time. It’s available and we are seeing more competition as you pointed out on the flea and tick category.

Mitch Bartlett:

Great, thanks very much.

Mendo Akdag:

You’re welcome.

Exhibit 99.1 Page 4 of 8

Coordinator:

Thank you. As a reminder, to ask a question, please press star followed by 1 on your touchtone phone and record your name when prompted. Our next question is from Edward Woo. You may ask your question and please state your company name.

Edward Woo:

Wedbush Securities. Going back to the product mix questions within prescription and also within non-prescription, have the product categories changed at all?

Mendo Akdag:

Yes, the prescription - within the prescription you mean.

Edward Woo:

Yes.

Mendo Akdag:

Yes, there’s some slight move, but it typically follows the same trend.

Edward Woo:

Is that the same with the non-prescription in terms of product mix within that category?

Mendo Akdag:

Yes.

Edward Woo:

And then the other question is you know the price increase for the product cost. Is that typically done right at you know the beginning of the year? Or is it just done throughout the year by the manufacturers?

Mendo Akdag:

The beginning of the year is typically when it’s done.

Edward Woo:

So we will see it more for the March quarter. And why would it show up in the December quarter?

Mendo Akdag:

Because that’s from the prior year’s increase.

Edward Woo:

Okay, thank you.

Coordinator:

Thank you, Mark Arnold you may ask your question and please state your company name.

Mark Arnold:

  Mark Arnold from Piper Jaffray, good morning.

Mendo Akdag:

Good morning.

Mark Arnold:

Just a couple of questions. The G&A improvement in the quarter. You know kind of factoring in seasonality going forward here, should we see a similar type of improvement not just on the percentage line, but on the absolute dollar line going forward here in the next few quarters?

Mendo Akdag:

That would be difficult, but we improved some of our processes. We've been focused on our operating efficiency in 2009, so that helped leverage the payroll. So we will see some improvement, but not as - don't anticipate that it will be as drastic as it was in the December quarter.

Mark Arnold:

Let me ask that differently. Just is the improvement that you saw in the quarter sustainable through the next few quarters?

Mendo Akdag:

It should be, yes.

Mark Arnold:

Okay. And then somebody asked about - you didn't buy back shares in the quarter. But can you talk about - you know you have a strong cash balance. Can you talk about what you know you kind of view as an optimal cash balance given the cash needs in the Company and kind of how you look at that you know going forward?

Exhibit 99.1 Page 5 of 8

Mendo Akdag:

We always like to have some cushion, but I'm not going to, you know, give you a specific number. As I pointed out, we had a 10b5-1 plan in place from the beginning of early - the beginning of last year, which you know we needed to update it and we were really not fast enough to update, is the reason. We should have - I didn't like that we didn't buy back stock in the December quarter - myself.

Mark Arnold:

Okay, you touched on some of the promotions you ran in the quarter, but can you maybe talk about just general consumer demand? You know was the strong quarterly performance really just a result of taking more market share? Or are you - you know, can you draw any conclusions about consumer demand you know from your results?

Mendo Akdag:

It was up, so that’s how obviously we grew 11%. So we were surprised that it was as good as it was. And consumers are seeking sales, so that’s why we ran some promotions to also satisfy that demand and also help them with their pet’s medication compliance.

Mark Arnold:

Okay, just one last question for me then. You know I think we all end up spending an awful lot of time talking about flea and tick on these calls, but you know you mentioned that your prescriptions have been up at a much faster rate than your over-the-counter business this year.  You know given that you guys provide that full gamut of products, not just the flea and tick products, how do you see the impact of greater scrutiny of veterinary Internet pharmacies kind of impacting your competitive position over the next few years? And I'm thinking of things like Vet-VIPPS certification, state licensing, et cetera.

Mendo Akdag:

It should help us in the long run.

Mark Arnold:

And do you view that as a competitive advantage over the retailers - both online and traditional retailers who are selling just some of those over-the- counter products.

Mendo Akdag:

Yes, absolutely. We are a one-stop shop and we have a powerful brand name. You know we spent over $160 million on our brand, you know which gives us immediate credibility with the consumer as pet medication experts.

Mark Arnold:

Great. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Mark Miller you may ask your question and please state your company name.

Mark Miller:

It’s Mark Miller back in again from William Blair. Can you talk a little bit about how you view the effectiveness of your creative advertising right now? And what are your plans to update that in 2010?

Mendo Akdag:

There is always room for improvement, and actually, we have new creatives, which we started running one of them yesterday. So we have new creatives for this year. We worked hard on them and we will see how they perform.

Mark Miller:

I guess I can probably find that on your website. But for the general audience here, can you tell us what at the margins that you were trying to emphasize or what you were doing differently.

Mendo Akdag:

The messages are the same. It’s just the delivery is a little bit different.

Mark Miller:

Alright.

Mendo Akdag:

We still focus on - you know - savings, convenience.

Exhibit 99.1 Page 6 of 8

Mark Miller:

Can you remind us the comparison - the cost to fill an order that’s originated over the Internet versus over the phone.

Mendo Akdag:

It’s difficult to pinpoint because everybody thinks that if the order is coming from the web, there’s no service, there are emails; there are live chats; they call and ask questions. So I can give you a rough idea. I would say probably 100 to 150 basis points difference.

Mark Miller:

So this shift that you’re seeing then - would this be a bigger benefit to G&A than the automation that’s ongoing, and if you can also update us on that? Which of these two is a bigger factor in the improvement in G&A leverage?

Mendo Akdag:

There’s also the factor - don't forget. I mean we only - you know when you - there’s a shift to Internet. The shift was about 4%. So if you take 1% of 4%, that’s not a lot. So it’s not like all 70% is happening all at once.  We are anticipating probably - I mean 15 basis points would be my rough guess on the warehouse. We completed the second phase on the warehouse, and the third and final phase actually will be done this week. At the end of this week, we anticipate to complete it.

Mark Miller:

And if you can remind us - is each phase equally important or - in getting the third phase. You know what proportion of the cost savings have you gotten so far? Thanks.

Mendo Akdag:

I'm not going to give you specific numbers.  But when the third and final phase is up, there will be lots, because we have been running two different ways of shipping, so that will be eliminated. So the biggest gain will be once it’s final.

Mark Miller:

That’s helpful. Thanks.

Coordinator:

Thank you. Our final question today is from Mitch Bartlett. You may ask your question and please state your company name.

Mitch Bartlett:

Craig Hallum, thanks. Just in terms of the number of products - merchandising. Do you anticipate over the next 12 months or so any kind of material growth in the number of products or changes in the SKU counts?

Mendo Akdag:

I do not anticipate that. We have about 750 SKUs and I do not anticipate any major change in the numbers. We may dip our toes into some pet supplies, but we will use fulfillers to drop ship them.

Mitch Bartlett:

You will use third parties to...?

Mendo Akdag:

Yes, to drop ship, right.

Mitch Bartlett:

Got it, got it. Okay and when might that happen?

Mendo Akdag:

Probably sometime this year in 2010.

Mitch Bartlett:

But that won't be - your point is you may move in that direction, but it won't be a part of your inventory. It won't be a part of your -

Mendo Akdag:

That is correct, yes.

Mitch Bartlett:

But could it be a large endeavor? Could it be a big push into...?

Mendo Akdag:

It could be in the long run. But in the short run, we are just getting our toes into the water.

Exhibit 99.1 Page 7 of 8

Mitch Bartlett:

Thanks very much.

Coordinator:

Thank you. This concludes the question and answer session. I would now like to turn the call back over to Mr. Akdag.

Mendo Akdag:

Thank you, Wendy.  We will be focusing our efforts in three areas in the remainder of fiscal 2010. One, capturing additional market share; two, increasing reorders with personalized communication and health education content; and three, improving our operational efficiency and current service levels. This wraps up today’s conference call. Thank you for joining us. Wendy, this ends the conference call.

Exhibit 99.1 Page 8 of 8